UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------

       Date of Report (Date of earliest event reported): December 7, 2009


                          PEOPLES BANCORPORATION, INC.


Incorporated under the      Commission File No. 000-20616      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                 57-0951843


                              1818 East Main Street
                          Easley, South Carolina 29640

                            Telephone: (864) 859-2265

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 8 - Other Events

Item 8.01 Other Events.

         The loan  agreement  dated  October  1, 2008 which was filed as Exhibit
10.17 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2008 has been terminated by agreement of the parties at the request of Registrant. At the time of the termination, December 7, 2009, there were no amounts outstanding under the agreement. Termination of the agreement is expected to result in savings to the Registrant of approximately $5,000 in fees in 2009 and $25,000 in 2010. Upon termination of the agreement the stock of Registrant's subsidiary banks, which was pledged as collateral pursuant to the agreement, was returned to Registrant.





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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      PEOPLES BANCORPORATION, INC.
                                      (Registrant)

Date: December 8 , 2009              By: /s/ Robert E. Dye, Jr.

                                      ------------------------------------------
                                      Robert E. Dye, Jr.
                                      Senior Vice President (Principal Financial and Principal Accounting Officer)